Exhibit 21

Subsidiaries of Dean Foods Company

As of December 31, 2009

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West, II, LLC	100.0%
Azuis Holding B.V.	Netherlands	Dean International Holding Company	100.0%
Alpro GMBH	Germany	Alpro NV	100.0%
Alpro NV	Belgium	Dean Foods European Holdings, Sarl.	100.0%
Alpro Soja Nederland BV	Netherlands	Alpro NV	100.0%
Alpro (UK) Limited	UK	Alpro NV	100.0%
Berkeley Farms, LLC	CA	Dean West, II, LLC	100.0%
Biofun BVBA	Belgium	Alpro NV	100.0%
Country Fresh, LLC	MI	Dean East, LLC	100.0%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100.0%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.0%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC Dairy Group Receivables GP, II, LLC	99.90% 00.10%
Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC Dairy Group Receivables GP, II, LLC	99.90% 00.10%
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100.0%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100.0%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100.0%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100.0%
Dean East, LLC	DE	Suiza Dairy Group, LLC	100.0%
Dean Foods Company of California, LLC	DE	Dean West II, LLC	100.0%
Dean Foods European Holdings, Sarl.	Luxembourg	WhiteWave European Partners, SCS	100.0%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100.0%
Dean Foods of Southern California, LLC	DE	Suiza Dairy Group, LLC	100.0%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100.0%
Dean Holding Company	WI	Dean Foods Company	100.0%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partnership	100.0%
Dean Intellectual Property Services, Inc.	DE	Suiza Dairy Group, LLC	100.0%
Dean International Holding Company	DE	Dean Foods Company	100.0%
Dean Management Corporation	DE	Dean Foods Company	100.0%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100.0%
Dean Services, LLC	DE	Dean Management Corporation	100.0%
Dean SoCal, LLC	DE	Dean West II, LLC	100.0%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100.0%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100.0%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100.0%
DFC Energy Partners, LLC	DE	Dean Foods Company	100.0%
DGI Ventures, Inc.	DE	Dean Foods Company	100.0%
DIPS Limited Partner II	DE	Dean Holding Company	100.0%
Franklin Holdings, Inc.	DE	Dean Foods Company	100.0%
Franklin Plastics, Inc	DE	Franklin Holdings, Inc.	99.50%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100.0%
Friendship Dairies, LLC	DE	Morningstar Foods, LLC	100.0%
Gandy’s Dairies, LLC	DE	Dean West II, LLC	100.0%
Garelick Farms, LLC	DE	Dean East, LLC	100.0%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100.0%
Horizon Organic Dairy, LLC	DE	WhiteWave Foods Company	100.0%
Horizon Organic International, Inc.	DE	WhiteWave Foods Company	100.0%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V.	99.98%
Kohler Mix Specialties of Minnesota, LLC	DE	Marathon Dairy Investment Corp. Morningstar Foods, LLC	15.0% 85.0%
Kohler Mix Specialties, LLC	DE	Marathon Dairy Investment Corp. Morningstar Foods, LLC	05.0% 95.0%
Land-O-Sun Dairies, LLC	DE	Dean East, LLC Dean Foods Company	80.0% 20.0%

Marathon Dairy Investment Corp.	MN	Morningstar Foods, LLC	100.0%
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100.0%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100.0%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100.0%
Model Dairy, LLC	DE	Dean West, LLC	100.0%
Morningstar Foods, LLC	DE	Suiza Dairy Group, LLC	100.0%
Old G & Co., Inc.	Puerto Rico	Dean Puerto Rico Holdings, LLC	100.0%
Rachel’s Dairy Limited	United Kingdom	Horizon Organic Dairy Limited	100.0%
Reeves Street, LLC	DE	Dean Management Corporation	100.0%
Reiter Dairy, LLC	DE	Dean East II, LLC	100.0%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100.0%
Shenandoah’s Pride, LLC	DE	Garelick Farms, LLC	100.0%
Sofine Foods BV	Netherlands	Alpro NV	100.0%
Sojinal SA	France	Alpro NV	100.0%
Southern Foods Group, LLC	DE	Dean West, LLC	100.0%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100.0%
Swiss II, LLC	DE	Dean West II, LLC	100.0%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC	99.98%
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100.0%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100.0%
WhiteWave Foods Company	DE	Dean Foods Company	100.0%
Dean Foods European Holdings, Sarl.	Luxembourg	WhiteWave European Partners, SCS	100.0%
WhiteWave European Partners, SCS	Luxembourg	WhiteWave International, Limited WhiteWave International Holdings, Limited	01.0% 99.0%
WhiteWave International, Limited	Gibraltar	Horizon Organic International, Inc.	100.0%
WhiteWave International Holdings, Limited	Gibraltar	WhiteWave International, Limited	100.0%
WhiteWave Receivables GP, LLC	DE	WhiteWave Foods Company	100.0%
WhiteWave Receivables, L.P.	DE	WhiteWave Foods Company WhiteWave Receivables GP, LLC	99.90% 0.10%
WhiteWave Services, Inc.	DE	WhiteWave Foods Company	100.0%